UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                             Indiana                           1-15983                    38-3354643

              (State or other jurisdiction     (Commission             (IRS Employer

                     of incorporation)                   File No.)              Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Light Vehicle Systems Business Divestitures

On June 29, 2009, ArvinMeritor, Inc. (the “Company”) issued a press release announcing that it has reached agreement to divest its Gabriel Ride Control Products North America business, which is another of its Light Vehicle Systems Chassis businesses, bringing the total number of Chassis units divested this year to three. The press release is attached as an exhibit to this Current Report on Form 8-K.

With the sale of Gabriel Ride Control Products North America, the Company has now divested 87% of its Chassis operations based on 2008 value-added sales (72% of total sales including $117 million of pass-through sales). The Company expects to record non-cash losses in the second half of its fiscal year in connection with the divestitures of the Light Vehicle Systems Chassis businesses. The amount of any non-cash losses cannot be estimated at this time.

Prior to the divestitures, the Company received dividends of $13 million from certain of its Chassis joint ventures, which were applied to lower the outstanding balance of the Company’s $700 million revolving credit facility (the “Revolving Facility”). In addition, in connection with certain of the Chassis divestitures, the Company cancelled an $8 million letter of credit that was using capacity under the Revolving Facility and gained the release of another cash collateralized letter of credit in the amount of just under $3 million. Certain of the divestitures are expected to result in receipt of future cash proceeds within the next six months as well as retention of contingent liabilities (the majority of which are not expected to be payable in the next twelve months).

Compliance with Financial Covenants as of End of Third Quarter

The Company believes that at June 28, 2009 (the end of the Company’s third fiscal quarter), the Company is in compliance with all covenants in the Revolving Facility, including the financial covenant relating to the ratio of senior secured debt to EBITDA.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

     99 - Press release of ArvinMeritor, Inc. dated June 29, 2009

 Forward-Looking Statements

This Current Report on Form 8-K contains statements that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "estimate," "should," "are likely to be," "will" and similar expressions. There are risks and uncertainties associated with the planned sale of the Chassis businesses, including the timing and certainty of completion and the terms of the transactions. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; whether our liquidity will continue to be affected by declining vehicle production volumes in the future; the financial condition of the company's suppliers and customers, including bankruptcies and potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company's debt; the demand for commercial, specialty and light vehicles for which the company supplies products; timing and certainty as to completion and terms of any dispositions of the Body Systems and Chassis businesses of ArvinMeritor's LVS business; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company's debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Jeffrey A. Craig

Jeffrey A. Craig

Senior Vice President and

Chief Financial Officer

Date: June 30, 2009

EXHIBIT INDEX

Exhibit No.     Description

99 - Press release of ArvinMeritor, Inc. dated June 29, 2009